UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001–16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2018, Crown Castle International Corp. (“Company”) entered into sales agreements (“Sales Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (each, a “Sales Agent” and collectively, “Sales Agents”), pursuant to which the Company may issue and sell from time to time shares (“Shares”) of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $750 million.

Subject to the terms and conditions of the Sales Agreements, the Sales Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the Shares that may be offered by the Company from time to time under the Sales Agreements. The sales, if any, of the Shares made under the Sales Agreements will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or, subject to specific instructions of the Company, at negotiated prices. Under the terms of the Sales Agreements, the Company may also sell Shares to any Sales Agent as principal for its own account. If the Company sells Shares to any Sales Agent as principal, it will enter into a separate terms agreement setting forth the terms of such transaction with the applicable Sales Agent. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Shares will be sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-223921). The above description of the Sales Agreements does not purport to be a complete statement of the parties’ rights and obligations under the Sales Agreements and is qualified in its entirety by reference to the terms of the Form of Sales Agreement, filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to separate sales agreements between the Company and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as sales agents, each dated as of August 28, 2015, the Company previously offered shares of Common Stock having an aggregate gross sales price of approximately $350 million by means of a prospectus supplement dated August 28, 2015 to the Company’s prior shelf registration statement on Form S-3 (Registration No. 333-203074) (“Prior Offering”). The Prior Offering has been terminated, with shares of the Company’s Common Stock having an aggregate gross sales price of approximately $150 million remaining unsold.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Index

Exhibit No.	Description

1.1	Form of Sales Agreement, dated April 6, 2018, between the Company and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Cravath, Swaine & Moore LLP relating to the Common Stock.

8.1	Opinion of Cravath, Swaine & Moore LLP as to certain tax matters relating to the Common Stock.

8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters relating to the Common Stock.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
	Name:	Kenneth J. Simon
	Title:	Senior Vice President and General Counsel

Date: April 6, 2018